UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-56744	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

On January 5, 2026, Helio Corporation (the “Company”) issued 3,000,000 shares of its common stock to Edward Cabrera in connection with his appointment as the Chief Executive Officer of the Company pursuant to the Executive Employment Agreement entered into on January 5, 2026, the material terms of which are described below under Item 5.02 of this Current Report on Form 8-K.

In addition, on January 5, 2026, the Company issued 1,250,000 shares of its common stock to the Company’s Manager of Investor Relations in consideration for services rendered.

The shares were issued as compensation for services and were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. The shares were issued without any general solicitation or advertising, and Mr. Cabrera represented that he was acquiring the shares for investment purposes only.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer and Chairman of the Board

On January 5, 2026, the Company’s Board of Directors (the “Board”) appointed Edward Cabrera as the Chief Executive Officer of the Company and as the Chairman of the Company’s Board of Directors, effective January 5, 2026 (the “Effective Date”).

Mr. Cabrera replaced Gregory T. Delory as the Chief Executive Officer of the Company and Chairman of the Board. In connection with this transition, Mr. Delory stepped down from his roles as President and Chief Executive Officer and was appointed Chief Technology Officer of the Company as of the Effective Date. Mr. Delory will continue to serve as a member of the Board.

Biographical Information

Mr. Cabrera, age 66, has more than 35 years of experience in investment banking, capital markets, and corporate finance, with a focus on advising and financing small-capitalization and emerging growth companies. Since 2018, Mr. Cabrera has served as Managing Director of Investment Banking at Network 1 Financial Securities, Inc., where he has been responsible for advising clients on public and private capital raises, mergers and acquisitions, and other strategic financing transactions, as well as supervising investment banking professionals. From 2003 to 2018, Mr. Cabrera provided financial and strategic advisory services to small-capitalization and middle-market companies, including capital markets advisory, mergers and acquisitions, and restructuring.

From 2009 to 2011, Mr. Cabrera served as a member of the board of Neah Power Systems  Inc (now known as XNRGI, Inc.) who had provided battlefield products for the Department of Defense DARPA arm and to the Defense Industry. Mr. Cabrera has previously served as Chief Executive Officer of Nuevo Financial Center, Inc. from 1993 to 2003, and CDI Telecom Corporation from 1998 to 2000.

Earlier in his career, Mr. Cabrera held senior investment banking and capital markets roles at Merrill Lynch & Co., PaineWebber Inc. (later UBS), and Raymond James & Associates. Prior to Wall Street, Edward graduated from Harvard Business School with a Master’s in Business Administration in 1987 after working at General Electric in the Armament Division and in the Jet Propulsion Department of Eastern Airlines. Prior to this, he graduated from University of Florida with a Bachelor of Science in Engineering.

There are no family relationships between Mr. Cabrera and any director or executive officer of the Company.

Executive Employment Agreement

In connection with Mr. Cabrera’s appointment, on January 5, 2026, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Cabrera.

Pursuant to the Employment Agreement, Mr. Cabrera will serve as the Chief Executive Officer and Chairman of the Board for an initial term of one year commencing on the Effective Date, which term will automatically renew for successive one-year periods thereafter unless terminated in accordance with the Employment Agreement. Mr. Cabrera will have general supervisory and management authority over the Company’s operations and personnel and will report to the Board.

Mr. Cabrera’s appointment to serve as Chairman of the Board is subject to his reelection as a member of the Board of Directors by the Company’s stockholders pursuant to the Florida Business Corporation Act and the Company’s bylaws.

Under the Employment Agreement, the Company agreed to issue Mr. Cabrera 3,000,000 shares of the Company’s common stock upon execution of the Employment Agreement. Mr. Cabrera will receive an annual base salary of $1, unless and until the Board determines otherwise. The Employment Agreement further provides that, for so long as Mr. Cabrera is employed by the Company and the Company’s common stock is traded on the OTC Markets, the Company shall take such actions as are necessary to enable Mr. Cabrera to maintain beneficial ownership of at least ten percent (10%) of the Company’s outstanding common stock, including in connection with future issuances of equity securities. The Employment Agreement also provides that Mr. Cabrera will serve as a member and Chairman of the Board and will have the right to appoint three of the seven members of the Board, subject to applicable independence requirements.

The Employment Agreement may be terminated by the Company only for cause, as defined therein, or by Mr. Cabrera upon 60 days’ prior written notice. In the event Mr. Cabrera’s employment is terminated by the Company without cause, or upon a constructive termination, termination by mutual agreement, disability, or death (other than suicide), Mr. Cabrera (or his designated beneficiaries, as applicable) will be entitled to continued salary and benefits for a period of two years following such termination. In the event of termination for cause or resignation, Mr. Cabrera will be entitled only to accrued compensation and benefits through the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K.The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 404(a) Certain Relationships and Related Transactions

On January 5, 2026, the Company entered into an employment agreement with Edward W. Cabrera, pursuant to which Mr. Cabrera serves as Manager of Investor Relations of the Company. Mr. Cabrera is the son of Edward Cabrera, the Company’s Chairman of the Board and Chief Executive Officer.

Pursuant to the employment agreement, the Company issued 1,250,000 shares of its common stock to Mr. Cabrera as compensation for services. The employment agreement and the issuance of shares thereunder were approved by the Board of Directors of the Company.

Item 7.01 Regulation FD Disclosure

On January 5, 2026, the Company issued a press release announcing the appointment of Edward Cabrera as President and Chief Executive Officer of the Company, effective January 5, 2026, as well as certain related corporate developments.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement, dated January 5, 2026, between Helio Corporation and Edward Cabrera
99.1	Press Release, dated January 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: January 5, 2026	By:	/s/ Edward M. Cabrera
	Name:	Edward M. Cabrera
	Title:	Chief Executive Officer

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